UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 22, 2022, Eyenovia, Inc. (the “Company”), as borrower, entered into a Loan and Security Agreement, including the initial Supplement referenced therein (the “Loan and Security Agreement”), with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund II, L.P., as a lender (“Avenue 2”), and Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1” and, together with Avenue 2, the “Lenders”).

The Loan and Security Agreement provides for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches. The tranches consist of (i) a term loan advance to the Company in an aggregate principal amount of $10.0 million, on November 22, 2022 and (ii) subject to the achievement of certain performance milestones set forth in the Loan and Security Agreement (the “Milestones”), a right of the Company to request that the Lenders make additional term loan advances to the Company in an aggregate principal amount of up to $5.0 million (“Tranche 2”) with an expiration date of July 31, 2023.

On May 22, 2023, having achieved the Milestones, the Company requested that the Lenders advance the full $5.0 million available in Tranche 2.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which was filed as Exhibit 10.30 to the Annual Report on Form 10-K filed by the Company on March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: May 22, 2023	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer